Exhibit 10.8
AMENDING AGREEMENT
This Amending Agreement is made effective November 3, 2003
BETWEEN:
SMITH & NEPHEW, INC.
a corporation pursuant to the laws of the State of Delaware, in the United States of America
-and-
T.J. SMITH & NEPHEW LIMITED
a corporation pursuant to the laws of England and Wales
(all of the above parties being hereinafter collectively referred to as “S&N”)
-and-
NUCRYST PHARMACEUTICALS INC.
a corporation pursuant to the laws of the State of Delaware, in the United States of America
-and-
NUCRYST PHARMACEUTICALS CORP.
a corporation pursuant to the laws of the Province of Alberta, Canada
(the two parties immediately above being hereinafter collectively referred to as “NUCRYST”)
Whereas:
A.	S&N and NUCRYST have entered into the Amended and Restated License and Development Agreement;

B.	S&N has requested an amendment to Section 5.6 (Non-Competition) of the Amended and Restated License and Development Agreement to allow the marketing of certain competing products in New Zealand with the goal of maintaining S&N’s strong wound care market position in New Zealand;

C.	NUCRYST is willing to agree to the amendment of the Amended and Restated License and Development Agreement requested by S&N, subject to the terms of this Amending Agreement.
NOW THEREFORE THIS AGREEMENT WITNESSETH THAT:
1.	In this Amending Agreement, including in the preambles hereto, capitalized terms which are not specifically defined herein shall have the meanings given such terms in the Amended and Restated License and Development Agreement, and the following words shall have the following meanings:
a.	“Amended and Restated License and Development Agreement” shall mean that Amended and Restated License and Development Agreement made as of the 20th day of February, 2002, among S&N and NUCRYST;

b.	“Amending Agreement” shall mean this Amending Agreement made between S&N and NUCRYST;

c.	“Competing Products” shall mean [***] (a [***] dressing with silver) and [***] (a [***] dressing with silver), both such products being manufactured by Coloplast A/S;

d.	“Royalty” shall mean the sum of all Percentage Manufacturing Profit and Distribution Royalty plus all additional royalties or payments of any type to be paid by S&N to NUCRYST pursuant to the Amended and Restated License and Development Agreement, or pursuant to the Supply Agreement, or pursuant to any amendments or collateral agreements to the Amended and Restated License and Development Agreement and the Supply Agreement, plus any amount payable by S&N to NUCRYST pursuant to this Amending Agreement.
2.	Section 5.6 of the Amended and Restated License and Development Agreement is hereby amended to read as follows:
Other than as provided for in this Agreement, and only for so long as S&N has an exclusive license in respect of a Product (other than Acticoat Product and Acticoat 7 Product with respect to Canada and the United States) during the Term, and except for sales and activities associated with the sales of [***] and [***] in New Zealand only, S&N and its Affiliates shall not, either directly or indirectly, or in partnership or jointly or in conjunction with any Person, firm, association, syndicate or corporation, as principal, agent, shareholder, partner, member, beneficiary or in any other capacity or manner whatever, carry on, engage in, be concerned with or undertake any business or other activities in any way involving silver-based products, including silver salts, (but excluding silver sulfadiazine products) in the Field and, except for a period of one year from the date of the acquisition specified hereafter, where the violation of the foregoing covenant not to compete is a result of S&N either acquiring a corporation or acquiring assets comprising all or substantially all of a product line or business of a corporation that includes products in breach of the foregoing covenant. In the event of a breach by S&N of the foregoing covenant not to compete, the sole remedy of Westaim shall be to elect hereunder to withdraw the exclusivity of the license and such license shall become non-exclusive in respect of all Products (except Acticoat Product and Acticoat 7 Product with respect to Canada and the United States) on the 90th day after notice in writing hereunder has been received by S&N, and the provisions of this Agreement shall be deemed to be amended accordingly.
but strictly subject at all times to the following conditions:
a.	this amendment applies only to sales and activities associated with the sales of Competing Products in New Zealand;

b.	this amendment will be in force for an initial term of five (5) years from the effective date of this Amending Agreement, shall be subject to review and discussion between the parties on an annual basis within 90 days prior to each yearly anniversary during the term of this Amending Agreement, and shall be subject to termination on any yearly anniversary during the term of this Amending Agreement by the mutual consent of NUCRYST and S&N;

c.	if the Parties develop for sale a New Product in the form of either a foam wound dressing or a hydrocolloid wound dressing, then S&N shall offer such New Product(s) for sale in New Zealand as soon as practicably possible and shall also discontinue the sale of either or both of [***] and [***] (to the extent replaced by the said New Product(s))in a manner in compliance with existing legal agreements and regulatory requirements;

d.	no Royalty will be payable by S&N to NUCRYST on net sales (calculated in a manner consistent with Net Sales as defined in the Amended and Restated License and Development Agreement) of Competing Products in New Zealand as long as such net sales of Competing Products do not exceed [***] of the Net Sales by S&N of Products within New Zealand during any calendar year during the term of the Amended and Restated License and Development Agreement, but all such net sales of Competing Products will in any event count towards sales milestone payments pursuant to Section 6.5 of the Amended and Restated License and Development Agreement;

e.	if the said net sales of Competing Products in New Zealand exceed [***] of the Net Sales by S&N of Products within New Zealand during any calendar year during the term of the Amended and Restated License and Development Agreement then S&N will pay Royalty to NUCRYST upon all such net sales of the Competing Products in New Zealand, and all such net sales of the Competing Products will count towards sales milestone payments pursuant to Section 6.5 of the Amended and Restated License and Development Agreement;

f.	On an annual basis, within 2 months after the end of each calendar year, S&N will provide NUCRYST with all net sales (as consistent with the definitions with the Amended and Restated Licence and Development Agreement) data for the Competing Products in New Zealand (broken out separately for [***] and [***]) for the previous year.
3.	Under the terms of the Amended and Restated License and Development Agreement, the Parties will actively consider the development of a New Product in the form of a [***] dressing. To that end, NUCRYST may, at their cost, choose to provide samples of prototype dressings made to S&N’s preliminary target specifications in order to facilitate such development. S&N will provide preliminary target specifications (on a suggested but non-binding basis) and samples of Competing Products for testing purposes, to Nucryst as soon as practicable after the signing of this Amending Agreement.

4.	The recital of parties on the first page of the Amended and Restated License and Development Agreement is hereby amended to read as follows:
NUCRYST PHARMACEUTICALS CORP. (formerly Westaim Biomedical Corp.), a corporation incorporated under the laws of Alberta, and NUCRYST PHARMACEUTICALS INC. (formerly Westaim Biomedical Inc.) a corporation incorporated under the laws of the State of Delaware in the United States of America

(hereinafter collectively referred to as “Nucryst”)
5.	The definition of Supply Agreement contained in the Amended and Restated License and Development Agreement is hereby amended to read as follows:
“Supply Agreement” means that certain supply agreement of even date herewith among NUCRYST Pharmaceuticals Corp., S&N and Smith & Nephew Inc.,

together with all Schedules thereto and any amendments to or restatements of such supply agreement;
6.	Unless earlier extended by mutual agreement of the parties hereto, or unless terminated earlier in accordance with the terms hereof, this Amending Agreement and all of its provisions will expire at the end of the five year term of this Amending Agreement.

7.	On an annual basis, S&N will provide to NUCRYST for NUCRYST’s convenience any publicly-available information which S&N has in its possession about the Competing Products in New Zealand during the year in question.

8.	Any failure by S&N to fulfill any of the conditions in Section 2 herein, if such default continues for a period of thirty (30) days (or such longer period as NUCRYST may agree to in writing) after written notice of the default in question has been received by S&N, will result in the immediate termination of this Amending Agreement and result in a return of Section 5.6 of the Amended and Restated License and Development Agreement to its original wording, all of which shall be NUCRYST’s sole remedy in the event of such breach. In any event however, the amendments made to the Amended and Restated License and Development Agreement by Sections 4 and 5 of this Amending Agreement shall remain in effect.

9.	S&N represents and warrants to Nucryst that S&N is, at the date hereof, not under contractual impediment which would prevent S&N from working with Nucryst on the development and product launch of a New Product as a hydrocolloid wound dressing.

10.	The recitals attached hereto are specifically incorporated herein.

11.	Except as expressly amended pursuant to the terms of this Amending Agreement, the provisions of the Amended and Restated License and Development Agreement continue in full force and effect.

12.	The provisions of Sections 1.2, 1.3, 12.1 through 12.6 inclusive, 13.3 through 13.5 inclusive, 13.11 through 13.16 inclusive, and 13.19 of the Amended and Restated License and Development Agreement are incorporated into this Amending Agreement by reference and apply to this Amending Agreement as though set forth fully herein.
IN WITNESS WHEREOF the parties hereto have executed these presents by the hands of their duly authorized officers in that behalf, each of whom have all required authority to bind the parties they are indicated to represent, effective the date first above written.

/s/ Scott H. Gills	/s/ David A. Trollope

Scott H. Gills	David A. Trollope
Date 10-24-03	Date 3/11/03
President	Finance Director
NUCRYST Pharmaceuticals Inc.	for Smith & Nephew, Inc. and T.J. Smith & Nephew Limited
NUCRYST Pharmaceuticals Corp.

/s/ Domenic Vatalero	/s/ Stephen Lang

Domenic Vatalero	Stephen Lang
Date 10/24/03	Date 30/10/03
Vice President Marketing & Operations NUCRYST Pharmaceuticals Inc. NUCRYST Pharmaceuticals Corp.	Director of Business Development for Smith & Nephew, Inc. and T.J. Smith & Nephew Limited